Exhibit 10.6

Supplemental Agreement to Loan Agreement

Lender (Party A):

Borrower (Party B): Sichuan Wetouch Technology Co. Ltd.

Whereas the parties entered into a Loan Agreement on ____ where Borrower borrowed money from Lender and Lender lent money to Borrower (“Loan Agreement”);

NOW THEREFORE, by entering into the Supplemental Agreement to Loan Agreement (“Supplemental Agreement”), the parties hereby agree as follows:

1. Party A had released the loan amount to Party B in accordance with the Loan Agreement, and Party B had used the loan amount for the Party B’s business activities.

2. The Loan Agreement stipulates that the creditor rights of Party A can be converted to the equity of the overseas holding company established by Party B in Australia (hereinafter referred to as the Target Company). Both parties hereby confirm that Australia Vtouch Technolody Co., Ltd. is the Target Company.

3. Australia Vtouch Technolody Co., Ltd. issued _____ new shares of the Target Company to Party A in exchange for the creditor rights of Party A under the Loan Agreement. The parties agree that the conversion shall be deemed as party B’s repayment of the loan to Party A.

4. The parties confirmed that Party A has acquired shares of Australia Vtouch Technolody Co., Ltd. and the loan has been paid off in full and the parties are hereby released and discharged from all liabilities under the Loan Agreement.

5. In case of any inconsistency between this Supplementary Agreement and the Loan Agreement, the provisions of this Supplementary Agreement shall prevail.

6. This Supplementary Agreement is in duplicate, with each party holding one copy.

Party A ( signature )	Party B ( seal )

Date: